Exhibit 99.1

RGS Energy Reports Preliminary Fourth Quarter of 2014 Results and Provides Business Update

LOUISVILLE, CO, February 13, 2015 – RGS Energy (NASDAQ:RGSE), one of the nation’s largest and most recognized rooftop installers of solar equipment, today provided certain preliminary unaudited results for its fourth quarter ended December 31, 2014.

The preliminary, unaudited results presented herein are based on currently available information. These preliminary, unaudited results are subject to the completion of RGS Energy’s quarterly closing and review procedures and the regular annual review process by its independent registered public accounting firm. As a result, the information presented herein is subject to change.

Revenue

The company estimates total revenue from continuing operations to be approximately $18 million, the same amount as the prior year quarter.

Loss from Continuing Operations after Taxes

The company estimates its loss from continuing operations to be in excess of $13 million, which includes an impairment charge for the Sunetric segment of $11 million, versus approximately $2 million for the prior year quarter (see important discussion of impairment charge in “About Sunetric Impairment Charge,” below).

Net Loss

The company estimates its net loss, which includes the discontinued commercial segment, to be approximately $16 million, which includes the Sunetric impairment charge of $11 million, versus approximately $3 million for the prior year quarter.

About Sunetric Impairment Charge

RGS Energy will take a non-cash, non-tax-deductible income statement charge for the fourth quarter of calendar year 2014 for the impairment of its intangible assets in its Sunetric segment.

Under accounting guidelines, companies are required to conduct an annual goodwill impairment test for each business unit and during intervening periods if circumstances indicate a possible impairment. Goodwill arises in an acquisition when the fair value paid for a business exceeds the value of the identifiable net assets. Recently, the principal electric utility in Hawaii, the market Sunetric operates within, has taken further measures that the company believes diminishes the value proposition of solar for both residential and commercial customers. Those actions, along with a recent precipitous decline in sales for the Sunetric segment, caused management to conduct a review of the intangible assets recorded for Sunetric in conjunction with its preparation of its financial statements as of December 31, 2014. The electric regulatory environment along with the recent decline in sales has caused the company’s expectations for future growth and profitability to be lower than its previous estimates. As a result of its year–end 2014 impairment review, the company has determined that a write down of its intangible assets related to Sunetric of approximately $11 million will be recorded. The impairment reflects $8 million of goodwill, $1 million of trademarks and $2 million of purchased backlog and non-compete agreements.

The company acquired Sunetric during May 2014 in an all-stock transaction. At the time of the acquisition, the company transferred cash of approximately $2 million to this subsidiary for working capital purposes.

As a result of recording this impairment charge, the company will not have positive net worth and, accordingly, will not meet the Continued Listing Standards for NASDAQ Capital Market Companies. The company is evaluating this matter.

Cash and Line-of-Credit

For the nine-month period ended September 30, 2014, the company reported negative cash flow from operations of approximately $31 million, or approximately $10 million per quarter. As shown below, for the fourth quarter, the company was successful in managing its cash:

	As of 30-Sep-14	As of 31-Dec-14
Cash	$1,769,000	$1,947,000
Line-of-Credit Borrowing	4,766,000	4,350,000

Cash less Line-of-Credit	($2,997,000)	(2,403,000)
Beginning of quarter		(2,997,000)

Change for quarter		$594,000

As previously announced, the company has been taking steps to restructure its business including (i) exiting the large commercial segment, including selling unsigned contracts in its pipeline for which approximately $400,000 was received during the fourth quarter, (ii) selling the assets of its catalog segment, for which approximately $1 million was received during the fourth quarter and (iii) actions to achieve cost efficiencies. The company intends to continue to restructure its business operations.

For the nine-months ended September 30, 2014, the company reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, (i) a net loss of $41 million, (ii) negative cash flow from operations of $31 million, and (iii) amendments to its line-of-credit facility reducing the loan commitment by $1 million and its borrowing base capacity by $1 million. Subsequent to the issuance of that report, the company experienced difficulty obtaining payment terms from certain equipment suppliers and other third parties which has impacted the company’s ability to convert its backlog of signed contracts into revenue that the company believes is related to disclosure of these circumstances.

The impact of (i) access to equipment as discussed above, (ii) adverse weather prohibiting construction activity on the East Coast where the company’s substantial backlog is not being converted to cash, and (iii) revisions to the availability under the line-of-credit has resulted in the company’s cash position declining to approximately $1 million as of February 12, 2015.

Financing Plans

The company needs to, and intends to, raise additional financing to (i) position the company to convert its backlog, which as of February 12, 2015 is approximately $55 million and (ii) best position the company to renew its line-of-credit under favorable terms for the ensuing year. Financing in the form of equity would result in significant dilution to existing shareholders of the company.

Litigation

On July 9, 2014, the company completed a PIPE offering of approximately $7 million at a price per share of $2.40. Subsequently, the company’s stock price has declined to $0.40 as of February 12, 2015 and three of the investors in the offering (out of approximately 20 total investors in the offering) have asserted claims against the company in two separate lawsuits alleging certain misrepresentations and omissions in the offering. The company intends to vigorously defend itself in the litigation.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s largest and most recognized rooftop installers of solar equipment, serving residential and small business customers in the mainland U.S. and Hawaii. Beginning with one of the very first photovoltaic panels sold in 1978, the company has installed tens of thousands solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

The company has 13 offices across the West and the Northeast and one in Hawaii. For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.” These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at www.rgsenergy.com. For more information about the company, visit www.rgsenergy.com.

Cautionary Statement Regarding Preliminary and Forward-Looking Statements

The preliminary financial data discussed above consists of estimates derived from RGS Energy’s internal books and records and has been prepared by, and are the responsibility of, the company’s management. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the fourth quarter are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change.

This press release also contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “expects,” “estimates,” “believes,” “needs,” “intends,” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, no reliance should be placed on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: our ability to receive payment terms from equipment suppliers and third parties, our ability to raise additional financing and renew our line of credit, our ability to convert backlog into revenues, our ability to defend the company against lawsuits, the willingness of electric utilities to allow interconnections and other regulations affecting energy consumption by consumers, our ability to successfully integrate acquired businesses and realize synergies therefrom, our ability to improve operating efficiencies and successfully reinvest cost savings in our business, and other factors including those discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2013 and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Reports on Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.